UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2020

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Brinker International, Inc. (the “Company”) was held on November 5, 2020. Matters voted upon by shareholders at that meeting were:
Proposal 1
Each of management’s nominees was elected as a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

	Number of Shares Voted
Name	For	Against	Withheld	Broker Non-Vote
Frances L. Allen	35,738,272	53,370	40,574	4,776,570
Cynthia L. Davis	35,335,461	462,684	34,070	4,776,570
Joseph M. DePinto	35,470,169	321,422	40,624	4,776,570
Harriet Edelman	35,357,310	439,816	35,089	4,776,570
William T. Giles	35,242,218	549,711	40,287	4,776,570
James C. Katzman	35,717,682	64,469	50,064	4,776,570
Alexandre G. Macedo	35,739,571	51,349	41,296	4,776,570
George R. Mrkonic	34,404,749	1,386,924	40,542	4,776,570
Prashant N. Ranade	35,515,051	276,467	40,698	4,776,570
Wyman T. Roberts	35,637,371	155,293	39,551	4,776,570

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2021 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
39,509,587	1,036,166	63,033	0

Proposal 3
The proposal on executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
34,247,468	1,445,733	139,014	4,776,570

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: November 6, 2020	By:	/s/ WYMAN T. ROBERTS
Wyman T. Roberts,
President and Chief Executive Officer
and President of Chili’s Grill & Bar
(Principal Executive Officer)